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                                                                      Exhibit 23

                              ACCOUNTANTS' CONSENT


The Board of Directors
Orbital Sciences Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 of Orbital Sciences Corporation of our reports dated February 5, 1996, relating to the consolidated balance sheets of Orbital Sciences Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related consolidated financial statement schedule, which reports are incorporated by reference or appear in the December 31, 1995 annual report on Form 10-K of Orbital Sciences Corporation.

Our report on the consolidated financial statements refers to changes in accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, and in accounting for income taxes.


                                                           KPMG Peat Marwick LLP

Washington, D.C.
March 27, 1996